Exhibit 10.1

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BIOPROCESSING SERVICES AGREEMENT

This Bioprocessing Services Agreement dated 26 February 2014 (this “Agreement”) between Genocea Biosciences, Inc. (“Sponsor”), a Delaware corporation, with offices at Cambridge Discovery Park, 100 Acorn Park Drive, Cambridge, MA 02140 and FUJIFILM Diosynth Biotechnologies U.S.A., Inc., a Delaware corporation (“Fujifilm”), having its principal place of business at 101 J. Morris Commons Lane, Morrisville, NC 27560, (each a “Party”, collectively, the “Parties”).

Sponsor desires Fujifilm to perform services in accordance with the terms of this Agreement and the Scope (as hereinafter defined) related to the production of the Drug Substance (as defined below) for research and development and/or clinical trial uses; and Fujifilm desires to perform such services and supply Substance to Sponsor;

In consideration of the above statements, which form part of this Agreement, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereto agree as follows:

Definitions:

“Agreement” shall have the meaning set forth in the preamble.

“Alliance Manager” shall have the meaning set forth in Section 22(b).

“Batch” means a specific quantity of Drug Substance produced from a single Run.

“Batch Packet” shall mean [* * *].

“Batch Record” shall mean the Batch record instruction issued from the Master Manufacturing Record for completion in production and/or completed Batch record production instruction as the context dictates.

“Cell Line” shall mean the cell line for expression of the Drug Substance.

“Certificate of Analysis” shall mean a document prepared by Fujifilm in a Fujifilm standard format certifying the Batch of the Drug Substance release tests performed by Fujifilm, or Qualified Subcontractors, the specifications and test results for each Batch, as further specified in the Quality Agreement.

“cGMP” shall mean the regulatory requirements for current good manufacturing practices promulgated by the FDA under 21 C.F.R. Parts 210, 211, 600 and 610 and ICH, Guidance for Industry Q7 Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients, as the same may be amended from time to time.

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“cGMP Batch” shall mean a Batch intended to be manufactured in accordance with cGMP.

“cGMP Run” shall mean a Run intended to be manufactured in accordance with cGMP.

“Change Order” shall have the meaning set forth in Section 7(a).

“Claim” shall have the meaning set forth in Section 16(a).

“Completion”, “Completed” and correlatives shall mean the completion by Sponsor of Technology Transfer or the completion by Fujifilm of a Milestone, all as defined in [* * *], Program or Scope.

“Completion Date” shall mean the date of Completion of a Milestone.

“Confidential Information” shall have the meaning set forth in Section 8(d).

“Conforming Product” means Drug Substance that conforms to all of the warranties set forth in Section 17(g).

“Demonstration Batch” shall mean a Batch designated by Sponsor to demonstrate scalability of the process in the Fujifilm non-cGMP process development laboratory.

“Demonstration Run” shall mean a Run used to demonstrate scalability of the process in the Fujifilm [* * *].

“Designated Equipment” shall mean equipment owned by Sponsor and located at the Fujifilm Facility.

“Drug Substance” shall mean the active bulk component that is identified in the applicable Scope to be manufactured by Fujifilm.

“Drug Product” shall mean the final dosage form which contains Drug Substance in association with other active or inactive ingredients.

“Effective Date” shall mean the date of last signature.

“Engineering Batch” means a Batch produced from an Engineering Run, and which may be used by Sponsor for Sponsor’s toxicology studies or otherwise in accordance with this Agreement.

“Engineering Run” means a Run used for process demonstration and engineering of some or all of the Manufacturing Process steps.

“Fujifilm Confidential Information” shall have the meaning set forth in Section 8(b).

“Fujifilm Factor” shall mean [* * *].

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“Fujifilm Facility” shall mean either the Fujifilm Diosynth facility in RTP, North Carolina, USA or Billingham, UK, or both, as the context requires.

“Indemnified Party” shall have the meaning set forth in Section 16(c).

“Indemnity Claim” shall have the meaning set forth in Section 16(c).

“Initiation” shall mean the start of activities associated with a Milestone.

“Joint Steering Committee” shall have the meaning set forth in Section 22(a).

[* * *] means any [* * *] of a Drug Substance or Drug Product with [* * *] that is attributed to Fujifilm’s Drug Substance(s) manufacturing activity and/or release testing of Drug Product and [* * *] of the Batch Packet by Sponsor.

“Loss” shall have the meaning set forth in Section 16(a).

“Manufacturing Process” shall mean the process, or applicable portion(s) thereof, for manufacturing the Drug Substances, including the manufacture, analysis, documentation, quality evaluation, and storage of components, intermediates and Drug Substances pursuant to this Agreement, as mutually agreed and described in the Master Manufacturing Record, as such process may be developed and/or changed from time to time in accordance with this Agreement.

“Master Cell Bank” shall mean the [* * *] previously generated and to be provided by Genocea.

“Master [* * *] Bank” shall mean the initial cGMP [* * *] stocks ([* * *]) being generated for Genocea by a third party and to be provided to Fujifilm by Genocea.

“Master Manufacturing Record”  shall mean for each Program the mutually agreed document which sets out in detail the master production instructions for the Manufacturing Process, as such instructions are defined in sections 6.4 and 6.5 of the Rules and Guidance for Pharmaceutical Manufacturers and Distributors Part II: Basic Requirements for Active Substances Used as Starting Materials.

“Milestone(s)” means any or all of the milestones set forth in the [* * *] for a Scope.

“New IP” shall have the meaning set forth in section 10(a).

“Non-Conforming Batch” shall mean: [* * *].

“Non-Conforming Product” shall mean a Drug Substance which: (i) has not been produced in accordance with cGMP; and/or (ii) does not meet the Product Specification agreed jointly in

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writing by Sponsor and Fujifilm in quality control documentation, and (iii) is not in compliance with Fujifilm’s warranty in Section 17(g).

“Non-Manufacturing” shall mean activities that are not cGMP activities, including Process Development Runs and Demonstration Batches.

“Party” or “Parties” shall have the meaning set forth in the preamble.

“Process Consumables” shall have the meaning set forth in the Scope and shall include raw materials, resins and consumables.

“Process Development Batch” means a Batch produced from a Process Development Run, including a Demonstration Batch.

“Process Development Run” means a Run used to demonstrate the transfer of Sponsor’s then current production process to Fujifilm and/or development at Fujifilm of the process, including a Demonstration Run.

“Product” shall mean any, some or all of the products listed in a Scope to be manufactured by Fujifilm, including Drug Substances from [* * *].

“Product Specification” means the specifications for the Drug Product or Drug Substance as applicable, each as set forth in quality control documentation.

“Production Batch” means a Batch produced from a Production Run, including an Engineering Batch and/or cGMP Batch.

“Production Fee(s)” shall mean the following fees associated with a particular Production Batch as set out in the applicable [* * *].

“Production Run” means a Run conducted in accordance with the Master Manufacturing Record that is used to create Product for research and development or for clinical use, including an Engineering Run and/or cGMP Run.

“Program” shall mean the services to be performed under this Agreement and the supply of Product as more fully described in each Scope.

“Program Price and Payment Schedule” shall mean the schedule attached as Appendix 3-A to this Agreement for the Scope, and additional schedules identified as Appendix 3-B, Appendix 3-C and so on for any additional Scope.

“Qualified Subcontractor” shall mean a subcontractor that is a contract testing laboratory or a cell bank manufacturer with whom Fujifilm has a signed agreement, with provisions that protect Sponsor Confidential Information at least as stringent as the provisions of this Agreement, and

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that has been audited and approved as a supplier by Fujifilm’s quality assurance department to provide the services to be subcontracted.

“Quality Agreement” shall mean the quality agreement attached as Appendix 2 to this Agreement.

“Reservation Fee” shall mean [* * *] of the associated Production Fee(s) set forth in the Program Price and Payment Schedule [* * *], as applicable in accordance with Section 5(b) and/or Section 21(b)(7).

“Run” shall mean the activity for single complete operation of all, or a discreet portion of (if appropriate from the context), the process (including, if applicable, [* * *].

“Scope” shall mean the scope of work attached as Appendix 1-A to this Agreement for the initial Scope, and additional schedules identified as Appendix 1-B, Appendix 1-C and so on for any additional Scopes, each to be signed by each Party and including the Sponsor Deliverables, Milestones, the final schedule of stages [* * *], and timelines for the activities, as may be amended from time to time through Change Orders.

“Sponsor” shall have the meaning set forth in the preamble.

“Sponsor Deliverables” shall have the meaning set forth in the Scope.

“Sponsor’s Confidential Information” shall have the meaning set forth in Section 8(a).

“Start Date” shall mean the start date for a particular Milestone or Run set forth in the [* * *] for a Scope (as may be amended by mutual agreement from time to time as set forth in this Agreement).

“Technology Transfer” means, for each Scope, the transfer from Sponsor to Fujifilm of information, data and technology as set forth in Section 2(c).

“Work Output” shall have the meaning set forth in Section 9(a).

“Working Cell Bank” shall mean the [* * *] to be generated directly from the Master Cell Bank by Fujifilm.

“Working [* * *] Bank” shall mean the cGMP [* * *] stocks ([* * *]) being generated for Genocea by a third party and to be provided to Fujifilm by Genocea.

Section 1.

Scope of Work/Performance of Program/Acceptance of Milestones

a)             Fujifilm will perform the Program for Sponsor in accordance with the terms and conditions of this Agreement, the Scope (attached as Appendix 1-A) and the Quality

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Agreement (attached as Appendix 2).  Fujifilm shall not engage in any negligent act or omission, which may reasonably be expected to prevent or delay the successful execution of the Program.

b)             Terms defined in the terms and conditions of this Agreement shall have same meaning when used in the Scope or Quality Agreement.  In the event of any conflict among the components of this Agreement, the following order of precedence shall apply:

1.              the terms and conditions;

2.              the Quality Agreement; and

3.              the Scope.

c)              As further set forth in the Scope, Fujifilm will timely provide Sponsor with Milestones, Drug Substances and other deliverables, including Drug Product testing, without a delay within the time periods specified in the Program Price and Payment Schedule. Fujifilm will not deliver Product that does not meet the applicable Product Specifications.  Delays in providing Drug Substance solely attributable to Fujifilm will result in liquidated damages as specified in Section 5(d) and are subject to the provisions of Section 14(a).

d)             Sponsor shall perform its obligations as set forth in the Scope and Quality Agreement, shall support and cooperate with the execution of the Program and shall not engage in any negligent act or omission, which may reasonably be expected to prevent or delay the successful execution of the Program.

(1)                                  All Non-Manufacturing deliverables listed in the Scope and other documents that, according to Fujifilm quality systems, require Sponsor’s approval either in a form of a signature on a document (qualification protocols, reports, etc.) or in another format shall be reviewed and approved [* * *] by Sponsor without a delay within the time periods specified in Scope or Quality Agreement. Such approval shall constitute Sponsor’s acceptance [* * *]. If Sponsor’s review is [* * *], unless Fujifilm shall notify Sponsor within [* * *].

(2)                                  All documentation related to manufacturing activities and cGMP testing that, according to Fujifilm quality systems, require Sponsor’s approval either in a form of a signature on a document or in another format shall be set forth in the Quality Agreement or otherwise communicated in advance to Sponsor by [* * *] of the quality control documentation and shall be reviewed by Sponsor for approval by [* * *]. If Sponsor’s review is [* * *] or they shall constitute Sponsor delay subject to provisions of Sections 19 and 14(b).

e)              Following Completion of Technology Transfer, Fujifilm shall perform the Process Development services as set forth in the applicable Scope, and develop, confirm and/or refine processes to produce the Product and/or to develop and/or scale-up a Manufacturing Process suitable for cGMP manufacture of the Product. One or more Process Development Runs and one or more Engineering Runs shall be conducted if and as mutually agreed in writing by the Parties in Scope.

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f)               Fujifilm shall provide Sponsor with [* * *] as requested by Sponsor. Sponsor’s representative may be present on the floor during execution of the Engineering Run. After Completion of the Process Development Run(s), the Parties shall mutually agree on [* * *] for [* * *] for Completion [* * *] of the results of Engineering Batches, which shall be documented in a [* * *] Change Order and/or manufacturing documentation. If the empirical results from the Engineering Batches point to the need for additional work prior to initiation of cGMP manufacturing, Fujifilm shall propose a Change Order in accordance with Section 7(c), including a reasonable timeline for such work and the Start Dates and Completion Dates for all subsequent Milestones. Sponsor shall have the right to make whatever lawful use of such [* * *] as it shall determine, providing that Product from such Batches must not be used in human trials.

g)              For each Non-Manufacturing Milestone, Fujifilm shall provide Sponsor with [* * *] at the times and as otherwise specified in the Scope and Program timelines jointly agreed by Sponsor and Fujifilm’s Program teams in the [* * *] and [* * *] at the Completion of each Milestone or as mutually agreed in a Change Order.

(1)                                 All Non-Manufacturing deliverables that are provided by Fujifilm require [* * *] provided to Fujifilm Alliance Manager.  If within the [* * *] period after Sponsor’s receipt of each deliverable, or [* * *], such deliverable will be deemed accepted by Sponsor; provided that Fujifilm provides timely answers to information requests and resolution of issues arising from Sponsor’s review of such deliverables so that Sponsor is able to reasonably respond within the applicable time frame. If Fujifilm answers are not timely, the time for Sponsor review and approval shall be extended for a reasonable period. If Sponsor requests, [* * *] and Sponsor shall have the right to make whatever lawful use of such [* * *] as it shall determine, providing that [* * *] must not be used in human trials.  Fujifilm shall have the right to [* * *] and shall notify Sponsor of this [* * *] as soon as practicable but no later than [* * *] from Sponsor notification. Such written notice shall explain why [* * *] with Sponsor’s findings.  Any disagreement whether [* * *] or not shall be resolved in good faith according to the mechanism described in Section 15.

(2)                                  For each [* * *], Fujifilm shall use commercially reasonable efforts to reform the deliverable and shall re-submit the deliverable to Sponsor within [* * *], or if not reasonably possible to complete the deliverable within [* * *], Fujifilm shall initiate the reforming procedures within such [* * *] period and notify Sponsor of the procedures Fujifilm has taken and will take and [* * *] and [* * *] to Sponsor as soon as reasonable possible using commercially reasonable efforts to resubmit within [* * *].

(3)                              In case of breach of warranties (including for Non-Conforming Deliverable), under this Agreement, Sponsor may terminate in accordance with Section 14 and

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[* * *] shall follow the procedure in [* * *].  The terms of this Section 1(g) are subject to Section 14.

h)             Fujifilm shall not subcontract, sublicense, or otherwise delegate all or any portion of its obligation under this Agreement related directly to handling or manipulation of Drug Substance, Drug Product or Working Cell Bank, Master Cell Bank, Working [* * *] Bank or Master [* * *] Bank, without prior written approval from Sponsor. For clarity, the limitation does not apply to subcontracting by Fujifilm any activities related to upkeep of its facilities, testing of raw materials, or testing of Product to the extent agreed in writing in Scope or a Change Order.  Any subcontractor that would perform contract work must be a “Qualified Subcontractor.” Fujifilm shall remain responsible and liable for all activities of all subcontractors as if performed by Fujifilm under this Agreement.

i)                 All Process Consumables used in the Manufacturing Process shall comply with any applicable materials specifications.

j)                Fujifilm shall generate and/or maintain all portions of each Master Cell Bank, Working Cell Bank, Master [* * *] Bank and/or Working [* * *] Bank in safe and secure storage under its control in the Fujifilm Facility in accordance with the mutually agreed storage guidelines. Fujifilm shall not use any Master Cell Bank, Working Cell Bank, Master [* * *] Bank and/or Working [* * *] Bank for any purpose except as authorized by this Agreement.  On Sponsor’s request from time to time, all or any specified portion of the Cell Banks and/or [* * *] Banks shall be returned to the Sponsor or a designee as directed by Sponsor, at Sponsor expense.  At the conclusion of the Scope, any retained portion of the Cell Banks and [* * *] Banks shall be returned to the Sponsor or a designee as directed by Sponsor, at Sponsor expense.

Section 2.

Sponsor Deliverables

a)             As further set forth in the Scope, Sponsor will use commercially reasonable efforts to timely provide Fujifilm with Sponsor Deliverables (as defined in the Scope).  Failure by Sponsor to provide Sponsor Deliverables within the timeframe set forth in the Scope may result in additional charges to Sponsor pursuant to a Change Order or a delay in meeting Program objectives as further described in Section 19.

b)             Title to Sponsor Deliverables shall remain with Sponsor.  Fujifilm shall not sell, pledge, hypothecate, dispose of, or otherwise transfer any interest in Sponsor Deliverables except as otherwise provided in this Agreement, and shall use Sponsor Deliverables solely for purposes of performing the Program in accordance with the particular Scope.  Fujifilm shall provide safe and secure storage conditions for Sponsor Deliverables while they are at Fujifilm’s location.

c)              For each Scope, Sponsor shall use commercially reasonable efforts to transfer to Fujifilm all material information and technology reasonably necessary for Fujifilm to

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perform process development related to and subsequently to manufacture Product for Sponsor (“Technology Transfer”). Specifically, Sponsor shall use commercially reasonable efforts to (i) provide reasonable access to Sponsor’s scientists who developed and/or are familiar with the Product and the Sponsor’s processes, and (ii) supply Fujifilm with all Product-specific controls, specifications, raw materials, assays, SOPs and standards.  Fujifilm shall assign a project team of appropriately trained and experienced technical staff, and shall use commercially reasonable efforts to accept and implement the transferred information and materials provided by Sponsor.

Section 3.

Compliance with Government Regulations

a)             Fujifilm shall operate a compliant current cGMP facility located at RTP, NC and Billingham, UK (each a “Fujifilm Facility”) pursuant to (a) the U.S. Federal Food, Drug and Cosmetics Act as amended (21 USC 301 et seq.), (b) U.S. regulations in Title 21 of the U.S. Code of Federal Regulations Parts 210, 211, 600 and 610, and (c) the EC Guide to Good Manufacturing Practice for Medicinal Products, v.4, including relevant sections of DIR 2003/94/EC International Conference on Harmonization (ICH) , in each case including successor laws, regulations or guides. All Product requested by Sponsor under this Agreement shall be manufactured solely by Fujifilm at the Fujifilm Facility in RTP, NC.  [* * *]  In addition, Fujifilm shall perform each Program in compliance in all respects with statutory and regulatory guidelines applicable to the Product’s clinical phase. Fujifilm shall not permit debarred persons to participate in any Program. Fujifilm shall undertake reasonable steps to prevent such participation.

b)             Sponsor and Fujifilm each acknowledges that it has consulted with the other Party in designing the Program in a manner consistent with current US and EU regulatory guidelines. Notwithstanding the foregoing, neither Party warrants that the Program and/or the Program results will satisfy the requirements of any regulatory agencies at the time of submission of Program results to such agencies.  Sponsor shall have the right and responsibility for determining regulatory strategy, decision and actions to the extent relating to the Product and Fujifilm shall have the right and responsibility for determining regulatory strategy, decision and actions to the extent relating to (i) the Fujifilm Facility; (ii) Fujifilm’s quality systems; (iii) any requirement imposed on Fujifilm by a Regulatory Authority or (iv) any other commitments made by Fujifilm prior to, on or after the Effective Date of this Agreement.  Fujifilm shall monitor and maintain reasonable records respecting its compliance with cGMPs, including the process of establishing and implementing the operating procedures, equipment files, and the training of personnel as are reasonably necessary to assure such compliance. Fujifilm hereby represents that, to Fujifilm’s knowledge, no requirement imposed on Fujifilm by a Regulatory Authority as of the Effective Date or any other commitments made by Fujifilm prior to the Effective Date of this Agreement shall delay or prevent Fujifilm from performing the Program or otherwise complying with its obligations hereunder, and Fujifilm shall immediately notify Sponsor during the term of this Agreement if that representation is no longer accurate on

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an ongoing basis, in reasonable detail with a plan to immediately correct such delay or non-compliance.

c)              Should such U.S. government or European Medicines Agency (“EMA”) regulatory requirements change, Fujifilm will use reasonable efforts to satisfy the new requirements.  In the event that compliance with such new U.S. or EMA regulatory requirements necessitates a change in the Scope, Fujifilm will submit to Sponsor a Change Order, as herein after defined, in accordance with Section 7 of this Agreement.

d)             Sponsor shall provide Fujifilm with information in Sponsor’s possession concerning any health hazards or potential health hazards associated with exposure to or the handling, storage, use or disposal of raw materials and/or Product, including, without limitation, a Material Safety Data Sheet for Product, if one exists.  In the event that any such information is updated or corrected, Sponsor shall promptly notify Fujifilm thereof and provide Fujifilm with the updated or corrected information.

e)              Subject to this Section 3, in the event of a conflict in government regulations, the Party primarily responsible for compliance shall determine in good faith which regulations shall be followed by Fujifilm in its performance of the Program to comply with regulatory requirements and advance the Program.

Section 4.

Facility Visits

The terms and conditions of Sponsor audits and other visits are provided in the Quality Agreement.

Section 5.

Compensation

a)             Sponsor shall make the payments set forth in the [* * *] as follows for all activities, which duration is not expected to exceed [* * *] months: (i) on [* * *] Fujifilm will invoice Sponsor for [* * *]  of the Milestone payment applicable to such Milestone, and (ii) on [* * *], Fujifilm will invoice Sponsor for the remaining [* * *]  of the Milestone payment applicable to such Milestone. Unless otherwise agreed in Scope or a Change Order, for activities expected to last longer than six months, Fujifilm shall issue interim invoices as follows: (1) on [* * *] Fujifilm will invoice Sponsor for [* * *]  of the Milestone payment applicable to such Milestone, (2i) on [* * *], Fujifilm will invoice Sponsor for [* * *] for each Milestone payment applicable to such Milestone, and (3) on [* * *], Fujifilm will invoice Sponsor for the remaining [* * *]  of the Milestone payment applicable to such Milestone.

b)             (1)  Fujifilm shall [* * *] for Production Batch(es) in the [* * *] in the Scope or [* * *].

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(2) For clarification, Fujifilm shall [* * *] for Non-Manufacturing Batch(es) in the timeframe agreed in the Scope or Program Price and Payment Schedule, [* * *].

c)               In addition to the Milestone amounts set forth in the Program Price and Payment Schedule, Process Consumables purchased for the Program will be invoiced separately as such costs are incurred by Fujifilm.  For Process Consumables, the bill of materials for manufacturing and estimated procurement budget shall be prepared by the Program team as specified in Scope and shall be approved by Sponsor in writing. Sponsor agrees to pay [* * *].  Fujifilm shall use commercially reasonable efforts to procure materials at the lowest available price and only in the quantity necessary for program performance, unless otherwise agreed by Sponsor. These amounts will be invoiced as they are incurred by Fujifilm.  Within thirty (30) days of completion of all Manufacturing under this Agreement under a Scope or early termination, Sponsor will provide Fujifilm with written notice specifying its preferred method of disposition for any remaining, unused raw materials and other Program Consumables, the reasonable third party costs for which shall be borne solely by Sponsor.  In specifying its preferred method for such disposition, Sponsor may choose from the following three options:

1.              Having Fujifilm deliver remaining raw materials to Sponsor or a designated storage site.

2.              Having Fujifilm deliver remaining raw materials to a destruction site; or

3.              Assign ownership of remaining materials to Fujifilm at no cost, which request Fujifilm, in its sole discretion can choose to accept or reject

In the event that Sponsor fails to provide written notice of its preferred method of disposition to Fujifilm within the above thirty (30) day period, Fujifilm will select the method of disposition, the reasonable third party costs for which shall be borne solely by Sponsor.

d)              Fujifilm recognizes the importance of [* * *]. Fujifilm shall [* * *] of the timeframe specified in the [* * *] as updated as described in Section 5(a).  In the event that the [* * *] is not completed [* * *], in addition to all other remedies of Sponsor under this Agreement, in equity and at law, at Sponsor’s discretion, Sponsor may cancel all or a portion of the affected manufacturing campaign without incurring manufacturing termination fees under Section 21 and shall be entitled to initiate the dispute resolution mechanism under Section 15 or terminate the Agreement in accordance with Section 14, provided, however, that [* * *].

e)               All raw materials, resins and other Process Consumables used in the Manufacturing Process shall comply with any applicable materials specifications.

f)                Payments or notice that Sponsor may dispute the invoice are due thirty (30) days from the date of receipt of invoice issued by Fujifilm consistent with the Program Price and Payment Schedule.  Unless disputed as provided below, late payments are subject to an interest charge of [* * *] per annum above the prime rate on the due date as posted by the Bank of America (or its successor). Unless within sixty (60) days of the receipt of invoice, Sponsor has advised the Alliance Manager at Fujifilm in good faith and in writing

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the specific basis for disputing an invoice, failure to pay an invoice within ninety (90) days from the date of invoice may, at Fujifilm’s election, constitute a material breach of this Agreement.  Invoices will include a summary of activities completed during the invoice period, including activities completed and an indication of Process Consumables purchased. For purposes of this Section 5(f), “notice” and “in writing” includes email notification sent to Alliance Manager at Fujifilm.

g)               If Sponsor is more than ninety (90) days late in paying any undisputed amount due greater than $[* * *] (“Late Payment”), Sponsor hereby grants a purchase money security interest to Fujifilm in an amount equivalent to the Late Payment in material produced hereunder, Process Consumables and/or proceeds thereof to secure payment of the Late Payment by Sponsor in favor of Fujifilm.

Section 6.

Quality Review; Batch Packet; Acceptance; Non-Conforming Batch

a)              Fujifilm shall disposition cGMP Batches following internal standard operating procedures and procedures that are set forth in the Quality Agreement.  Upon disposition of a cGMP Batch determined by Fujifilm to conform to cGMP and Product Specifications, Fujifilm shall provide Sponsor’s quality assurance department with a Batch Packet and a recommendation for such Batch to be released.  Within [* * *] after Sponsor’s receipt of such documentation, Sponsor shall review the Batch Packet to determine, to the extent ascertainable from such documentation, whether or not Sponsor agrees that the Product covered by such Batch Packet is Conforming Product. Upon Sponsor’s written acceptance of the Batch Packet, the Product shall be delivered as provided in Section 13.  Product [* * *] shall also be treated as [* * *] for purposes of this Agreement, provided that the Sponsor’s notice shall specify both the basis for its assertion of a [* * *] and also reasonable information to indicate that the asserted [* * *] was attributed to Fujifilm’s manufacturing activity and/or release testing and was not or could not reasonably have been expected to have been revealed by the Sponsor Approval process above or by reasonable delivery inspection by Sponsor.  Sponsor shall report any [* * *] following Fujifilm’s complaint procedure no later than [* * *] following the manufacturing date.

b)              In the event Sponsor’s review of Batch Packet indicates that the Batch may be a Non-Conforming Batch, Sponsor shall immediately notify Fujifilm’s quality assurance department in writing and Fujifilm shall initiate an investigation.  The Parties shall cooperate in good faith in analyzing and investigating the Batch.  The Parties shall use good faith efforts to mutually determine if the Batch is a [* * *] or if [* * *] shall be investigated and if it is ascertained that it has [* * *], it will be treated as [* * *] for purposes of this Agreement. If the Parties cannot come to mutual agreement within [* * *] after Sponsor’s notice, or longer if reasonably required to complete the investigation, then the Parties shall revert to the dispute resolution procedure set forth in Section 6(f).

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

c)               The following provisions shall apply if during disposition of the cGMP Batch or as a result of Sponsor’s review of the applicable Batch Packet and followed investigation or through dispute resolution set forth in Section 6(f) and [* * *], it is ascertained that such cGMP Batch is a Non-Conforming Batch:

(i)                                     The Non-Conforming Batch shall not be delivered to Sponsor, except as provided in Section 6(e).

(ii)                                  The following provisions shall apply if the Non-Conforming Batch arose other than as a result of a Fujifilm Factor:

(1)                                 Sponsor shall be obliged to make payment for activities under the Manufacturing heading in respect of such [* * *] in the applicable [* * *].

(2)                                 If Sponsor wishes Fujifilm to carry out additional work under the Program, such additional work, including further manufacture, shall be carried out at a time to be agreed and subject to agreement of the price payable in respect of such further manufacture, such agreement to be recorded in a Change Order.

(iii)          If the Non-Conforming Batch arose as a result of a Fujifilm Factor, manufacture of a further cGMP Batch that is a Conforming Batch shall be undertaken at [* * *], and Fujifilm shall promptly (a) acquire all raw materials and other Process Consumables necessary for conducting the required Production Run(s) to produce the replacement product, (b) prepare the documentation for such Production Run(s), (c) conduct appropriate quality investigation of the non-conformity and resolve and/or correct as appropriate, in consultation with Sponsor and with appropriate sign-off by Fujifilm and Sponsor for any changes deemed necessary for such Production Run(s), and (d) within [* * *] following completion of item “(c)” schedule the Production Run(s) in a cGMP manufacturing suite at the very next available time period.

d)              Notwithstanding anything to the contrary in this Agreement, the remedies set out in Section 6(c)(iii) shall be Sponsor’s sole remedies in relation to a Non-Conforming Batch; provided that Sponsor shall also have the right to exercise its termination rights under Section 14.

e)               For the avoidance of doubt, the Parties will follow the mutually agreed quality procedures set forth in the Quality Agreement while accepting or rejecting the disputed Batch; provided that in the event of a conflict, the applicable provisions of this Agreement shall control. [* * *] Fujifilm shall dispose of any Non-Conforming Batch [* * *] with all Applicable Laws with respect to such disposal, at [* * *].  Shipment of the Non-Conforming batch through interstate or international commerce may be subject to limitation by law or cGMP and must be approved by Fujifilm Quality Assurance.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

f)                The Parties shall resolve any dispute between them under this Section 6 as follows:

(i) regarding decision whether or not a Batch is a Non-Conforming Batch and whether or not a Batch shall be rejected or accepted for human use, a dispute shall be resolved jointly by heads of Sponsor’s and Fujifilm’s Quality Assurance organizations and if not so resolved, through the dispute procedures according to Section 15;

g)               (ii) regarding allocation of financial responsibility for a Non-Conforming batch, dispute shall be resolved through the Joint Steering Committee, but if the Parties are unable to resolve a dispute within [* * *] business days, despite their good faith efforts, either Party may refer the dispute to the Chief Executive Officer (or other designee) of each Party.  In the event that no agreement is reached by the Chief Executive Officers (or other designees) with respect to such dispute within [* * *] days after its referral to them, the actions outlined in Section 15 will come into effect.

Section 7.

Change Orders

a)             “Change Order” means a document to support a meaningful deviation from a Scope mutually approved in writing by both Parties that (i) describes in reasonable detail an amendment and/or modification to the Program and/or the Scope, and (ii) that is required:  (a) to meet new or unforeseen applicable regulatory or quality assurance requirements; (b) to address unforeseen issues which arise from the empirical results related to the biology of the molecule; and/or (c) as a result of a change in the written assumptions for the Scope agreed upon by the Parties in relation to the Program design and objectives, manpower requirements, timing, and capital expenditure requirements, if any; (d) to perform activities that meaningfully deviate from the Scope but requested by Sponsor. After duly executed by both Parties, a Change Order is hereby deemed to be incorporated into the applicable Scope.

b)             Sponsor shall have the right to request reasonable modifications to the Program and/or the Scope by providing notice thereof to Fujifilm.  Upon receipt of such notice, Fujifilm shall generate a Change Order, and submit such Change Order to Sponsor for Sponsor’s review and approval.  If Sponsor approves the Change Order notwithstanding Fujifilm’s notice of any resulting cost increase, Sponsor shall reimburse Fujifilm for the cost of such changes as detailed in the Change Order, provided that pricing shall be based upon similar underlying assumptions as used in the Scope Pricing. Upon Sponsor’s approval of such Change Order, the Change Order will be implemented as soon as it is commercially practical to do so in a commercially reasonable effort to meet the development and manufacturing timelines as set forth in the Scope or as described in the Change Order.  For the avoidance of doubt, if Sponsor requests a reduction in the Scope, for example, fewer batches in a manufacturing campaign or removal of other Program elements, cancellation charges shall be applicable equivalent to the charges set out in Section 21(c) below [* * *].

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

c)              Fujifilm may only initiate a Change Order if it reasonably determines that a meaningful deviation from the Scope is required in order to successfully and timely complete any Milestone in the Scope that could not reasonably have been anticipated at the time when the Scope and/or [* * *] was prepared and mutually agreed by the Parties.  Before Fujifilm may amend the Scope, Fujifilm shall prepare a Change Order describing in reasonable detail the nature of such change(s), and propose such Change Order to Sponsor for Sponsor’s review and written approval.  All approved Change Orders shall be signed by the Alliance Manager of each Party or by such other authorized representatives of Fujifilm and Sponsor that the Party may designate.  If any changes contemplated by a Change Order will have a financial, timing and/or other impact on the Scope, Fujifilm shall provide Sponsor with a written description of such impacts in the Change Order.  If Sponsor approves the Change Order notwithstanding Fujifilm’s notice of any resulting cost increase, Sponsor shall reimburse Fujifilm for the cost of such changes as detailed in the Change Order, provided that pricing shall be based upon similar underlying assumptions as used in the Scope Pricing.  Upon Fujifilm and Sponsor’s approval of the Change Order, the Change Order will be implemented as soon as it is commercially practical to do so in a commercially reasonable effort to meet the development and manufacturing timelines as set forth in the Scope. Fujifilm shall continue work on the Program during any such negotiations, but shall not commence work with respect to the Change Order unless authorized in writing by Sponsor. [* * *].  If lack of timely review by Sponsor is the principal cause of delay of Fujifilm’s manufacturing activities, it shall constitute Sponsor delay subject to provisions of Sections 15, 19 and 21.  If Sponsor rejects a Change Order, the dispute resolution procedures set out in Section 15 shall apply.

d)             If a Change Order is not agreeable to both Parties, the Parties shall resolve the dispute in accordance with Section 22 and Section 15.  If reasonably possible, the Parties shall continue to perform the Scope as modified by previously executed Change Orders, if any, without regard to the unresolved Change Order until resolution of the dispute.

Section 8.

Confidential Information/Legal Proceedings

a)             For the duration of this Agreement and any successor agreement and for three (3) years thereafter, Fujifilm will not disclose, without Sponsor’s written permission, any Sponsor’s Confidential Information unless such disclosure:  (i) is necessary to disclose for purposes of this Agreement to an affiliate of Fujifilm that is under a similar obligation to keep such information confidential; (ii) is or becomes publicly available through no fault of Fujifilm; (iii) is disclosed by a third party entitled to disclose it; (iv) is already known to Fujifilm as shown by its prior written records. Fujifilm shall furnish only that portion of Confidential Information that is legally required by any law, rule, regulation, order decision, decree, subpoena or other legal process to be disclosed.  If such disclosure is requested by legal process, Fujifilm will make all reasonable efforts to notify Sponsor of this request promptly prior to any disclosure to permit Sponsor to oppose such disclosure by appropriate legal action.  Fujifilm shall use reasonable precautions to

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

protect the confidentiality of Sponsor’s Confidential Information comparable to precautions taken to protect its own proprietary information.

b)             For the duration of this Agreement and any successor agreement and for three (3) years thereafter, Sponsor will not disclose, without Fujifilm’s written permission, any Fujifilm Confidential Information unless such disclosure:  (i) is necessary to disclose for purposes of this Agreement to an affiliate of Sponsor that is under a similar obligation to keep such information confidential, (ii) is to a regulatory authority in connection with making regulatory filings and maintaining regulatory approvals for the Product(s), or potential or actual partners, sublicensees, acquirers, investors or otherwise in connection with obtaining financing; (ii) is or becomes publicly available through no fault of Sponsor; or (iii) is disclosed by a third party entitled to disclose it; (iv) is already known to Sponsor as shown by its prior written records. Sponsor shall furnish only that portion of Confidential Information that is legally required by any law, rule, regulation, order decision, decree, subpoena or other legal process to be disclosed.  If such disclosure is requested by legal process, Sponsor will make all reasonable efforts to notify Fujifilm of this request promptly prior to any disclosure to permit Fujifilm to oppose such disclosure by appropriate legal action. Sponsor shall use reasonable precautions to protect the confidentiality of Fujifilm Confidential Information comparable to precautions taken to protect its own proprietary information.

c)              If either Party shall be obliged to provide testimony or records Confidential Information of the other in any legal or administrative proceeding, then Party to whom the Confidential Information belongs shall reimburse the other Party for its out-of-pocket costs therefore plus an hourly fee for its employees or representatives equal to the internal fully burdened costs of such employee or representative.

d)             For both Parties, “Confidential Information” shall mean and include without limitation the existence and terms and conditions of this Agreement, inventions, methods, plans, processes, specifications, characteristics, raw data, analyses, equipment design, trade secrets, costs, marketing, sales, and performance information, including patents and patent applications, grant applications, notes, and memoranda, whether in writing or presented, stored or maintained electronically, magnetically or by other means, which are disclosed by the disclosing Party to the recipient Party in writing or in other tangible form and marked “confidential” or, if [* * *] of such disclosure, or that is reasonably recognizable as confidential or proprietary either by the nature of the information or in the form or circumstances transmitted. Sponsor Confidential Information shall include without limitation the Drug Substances, Master Cell Bank, Working Cell Bank, Master [* * *]Banks, Working [* * *] Banks, any Manufacturing Process documentation provided by Sponsor to Fujifilm, and all elements of the Manufacturing Process (other than Fujifilm intellectual property pre-existing on the Effective Date). Each Manufacturing Process developed by Fujifilm for Sponsor and specific portions of documents and records describing or relating to the Manufacturing Process shall be deemed to be Sponsor Confidential Information, including the Master Manufacturing Record and all Batch Packet and Batch Records and Work Product.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

e)              Each recipient Party shall use the Confidential Information only for purposes of this Agreement, and shall disclose Confidential Information only to employees, consultants, subcontractors or agents who are bound in written agreements by similar obligations of confidentiality and nonuse and who have a need to know such information in order to perform their duties or services in connection with recipient Party’s obligations under this Agreement.

f)               The Mutual Non-Disclosure Agreement between the Parties dated August 23, 2011 (as amended) (“CDA”), is superseded by this Agreement effective as of the date of this Agreement, and the Parties agree that all Confidential Information provided on or after the date of this Agreement will be subject to this Agreement and not the CDA.

g)              All Confidential Information shall remain the property of the disclosing Party and shall be returned to the disclosing Party on termination or expiration of this Agreement. However, each Party may retain one copy of the disclosing Party’s Confidential Information, as defined on section 8(d) for record keeping and legal purposes in a secure environment, provided such copy is maintained as Confidential Information.

Section 9.

Work Output

a)             All reports specified in the Scope and other cGMP documentation, including the Batch Record, Certificate of Analysis, and the Batch Packet (“Work Output”) will be prepared using Fujifilm’s standard format(s) unless otherwise specified in the Scope.

b)             Sponsor will be supplied with copies of Work Output generated as a result of the Program as set forth in the Scope or Quality Agreement.  All Work Output and Product samples will be archived by Fujifilm for a period of [* * *] years following completion of the Program unless otherwise defined by the Program or required by applicable U.S. laws or regulations.  [* * *] after completion of the Program, Work Output and Product samples will be sent to Sponsor and a return fee will be charged.  Sponsor may elect to have the materials retained in the Fujifilm archives for an additional period of time at additional cost to Sponsor.  If Sponsor chooses to have Fujifilm dispose of Work Output and Product samples, a disposal fee will be charged.  Notwithstanding the foregoing, Fujifilm will continue to retain such written materials and Product samples as required by regulations and as may be required by law, pertaining to such activities as well as for archival purposes.

Section 10.

Inventions and Patents

a)             “New IP” means any and all intellectual property that is made, created, conceived and/or reduced to practice (1) in the course of performing under this Agreement; and/or (2) which utilizes Sponsor Confidential Information and/or is specifically related thereto;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

and/or (3) which utilizes Drug Substance and/or Drug Product, and/or is specifically related thereto; and/or (4) is specifically related to the manufacture or uses of the Drug Substance and/or Drug Product, in any of cases (1), (2), (3) or (4) whether made, created, conceived and/or reduced to practice solely by Fujifilm or jointly by Fujifilm and Sponsor or others, and excluding Fujifilm Project IP.  Fujifilm shall promptly disclose to Sponsor any and all New IP reported to Fujifilm by its employees, Subcontractors and agents or which Fujifilm otherwise becomes aware of.  New IP is deemed to be Sponsor Confidential Information.  Sponsor shall solely own all right, title and interest in any and all New IP.  Fujifilm hereby assigns all right, title and interest in the New IP to Sponsor free and clear of all liens, claims and encumbrances. If Sponsor requests and at Sponsor’s expense, Fujifilm will execute any and all applications, assignments or other instruments and give testimony which shall be necessary to apply for and obtain Letters of Patent of the US or of any foreign country with respect to the New IP and Sponsor shall compensate Fujifilm for the time devoted to such activities and reimburse it for expenses incurred. For New IP assigned pursuant to this section, Sponsor shall provide Fujifilm a royalty-free license necessary to perform each Program for the term of this Agreement.  Subject to the terms and conditions of this Agreement, Sponsor hereby grants to Fujifilm an irrevocable, fully paid, non-exclusive license, under any New IP that is related to and/or capable of being applied to products and/or processes other than the Manufacturing Process, Drug Substance, Drug Product and/or the manufacture thereof, to practice such New IP: (i) for Fujifilm’s internal research purposes, and (ii) with the prior written consent of Sponsor, which may be granted or withheld in its sole discretion, on request from time to time by Fujifilm, in connection with third party products and/or processes; provided that for clarification, in no case may Fujifilm use New IP in connection with products and processes that are competitive with, and/or for the same indication as, Manufacturing Process, Drug Substances, Drug Products and/or the manufacture thereof.

b)             With respect to any Manufacturing Process or portion thereof that is developed by Fujifilm hereunder, whether made, created, conceived and/or reduced to practice solely by Fujifilm or jointly by Fujifilm and Sponsor or others, Sponsor shall own such Manufacturing Process in accordance with Section 10(a); provided that Fujifilm retains the right to use any pre-existing Fujifilm intellectual property in any underlying process, protocol, technology, know-how or the like in conducting its laboratory and manufacturing operations and activities, and all rights, title and interest in and to any Fujifilm intellectual property rights therein.  Fujifilm hereby grants to Sponsor an irrevocable, fully paid, non-exclusive license, with the right to grant and authorize sublicenses, under any and all Fujifilm intellectual property that Fujifilm incorporates into any Manufacturing Process, and/or that is necessary to the practice of the Manufacturing Process, and/or to the generation of the Working Cell Bank, to practise such Fujifilm intellectual property for the sole and limited purpose of using Product produced hereunder for research and development and/or clinical trial purposes, and/or the practise of the Manufacturing Process by or on behalf of Sponsor or a Sponsor sublicensee for the manufacture of Drug Substance and Drug Product for use and/or sale by or on behalf of Sponsor or its sublicensee.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

c)              “Fujifilm Project IP” means any and all intellectual property that is made and/or created in the course of performing under this Agreement, whether made and/or created solely by Fujifilm or jointly by Fujifilm and Sponsor or others, which utilizes, relates generally to or is based on Existing Fujifilm IP (and not utilizing or specifically related to Sponsor Confidential Information, Drug Substance, Drug Product, and/or the Manufacturing Process and/or not otherwise specifically related to the manufacture or uses of the Drug Substance and/or Drug Product).  “Existing Fujifilm IP” means Fujifilm’s current and/or future business and operating intellectual property for conducting laboratory and/or GMP or non-GMP manufacturing services (but such Fujifilm Project IP and Existing Fujifilm IP is included in Fujifilm intellectual property and so shall be subject to the license granted in Section 10(b).  Fujifilm shall solely own all right, title and interest in any and all Fujifilm Project IP.

d)             Fujifilm will advise Sponsor in writing in reasonable detail of the technical processes it will use in the Manufacturing Process, including any Third Party rights and/or in-licenses that, to Fujifilm’s knowledge, are required.

e)              In the event Fujifilm must purchase any Designated Equipment required specifically for Sponsor’s Program and Sponsor reimburses Fujifilm for the cost of such Designated Equipment, Sponsor shall own all right, title and interest in and to any and all such Designated Equipment.  All Designated Equipment shall be maintained by Fujifilm per Fujifilm’s maintenance program.

f)               Sponsor reserves the right to use data during the course of a Program or Scope to support applications necessary to apply for and obtain Letters of Patent of the U.S. or any foreign country with respect to New IP so long as no information which Sponsor is required to keep confidential under this Agreement is disclosed in any such application.

Section 11.

Independent Contractor

Fujifilm shall perform the Program as an independent contractor of Sponsor and shall have complete and exclusive control over its facilities, equipment, employees and agents. The provisions of this Agreement shall not be construed to establish any form of partnership, agency or other joint venture of any kind between Fujifilm and Sponsor, nor to constitute either Party as the agent, employee or legal representative of the other. All persons furnished by either Party to accomplish the intent of this Agreement shall be considered solely as the furnishing Party’s employees or agents and the furnishing Party shall be solely responsible for compliance with all laws, rules and regulations involving, but not limited to, employment of labor, hours of labor, working conditions, workers’ compensation, payment of wages, and withholding and payment of applicable taxes, including, but not limited to income taxes, unemployment taxes, and social security taxes.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 12.

Insurance

a)             Fujifilm shall secure and maintain in full force and effect throughout the term of the Agreement and for a reasonable period thereafter policies of insurance for (a) workmen’s compensation in statutory amounts, and (b) general liability, automobile liability, and product liability having policy limits, deductibles and other terms appropriate to the conduct of Fujifilm’s business in Fujifilm’s reasonable judgment.

b)             Sponsor shall secure and maintain in full force and effect throughout the term of the Agreement and for a reasonable period thereafter policies of insurance for general liability and product liability, having policy limits, deductibles and other terms appropriate to the conduct of Sponsor’s business in Sponsor’s reasonable judgment.

Section 13.

Delivery

Within [* * *] following Sponsor approval (pursuant to Section 6(a) of the Batch Packet for each Production Batch, Fujifilm shall notify Sponsor and make each Batch available to Sponsor at Fujifilm’s Facility. Fujifilm shall package for shipment and deliver Drug Substances, samples or other materials at Sponsor’s expense and in accordance with Sponsor’s full written and reasonable instructions with Sponsor bearing all packaging, shipping and insurance charges.  Freight terms shall be Ex Works (Incoterms 2010). Fujifilm shall retain representative samples of Drug Substances and raw materials for record keeping, testing and regulatory purposes as mutually agreed in the Scope or Quality Agreement.  Sponsor shall provide for shipping within sixty (60) calendar days of completion of manufacturing.  In the event of any delay by Sponsor in shipping one or more shipments of Drug Substances in accordance with this Section 13, the Parties acknowledge and agree that liability and risk of loss for each such shipment of Drug Substances shall automatically transfer to (and be assumed by) Sponsor effective upon expiration of the applicable sixty (60) day period. If Sponsor requires a longer period for shipping, Sponsor must make arrangements with Fujifilm or a third party for storage on Sponsor’s behalf and at Sponsor’s expense.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 14.

Default/Limitation of Warranty

a)             If Fujifilm is in default of its material obligations under this Agreement and/or a Program and/or a Scope, then Sponsor shall promptly notify Fujifilm in writing of any such default.  Fujifilm shall have a period of [* * *]  from the date of receipt of such notice within which to cure such default; provided that if such default is not capable of being cured within such [* * *] period, on written request received within the [* * *] period with a detailed explanation of efforts that have been made and will be made to cure, the cure period shall be extended for such amount of time as may be reasonably necessary to cure such breach [* * *], so long as Fujifilm is making diligent efforts to cure.  If Fujifilm fails to cure such breach [* * *], then this Agreement shall, at Sponsor’s option, immediately terminate.  Termination does not relieve Sponsor from its payment obligation for work already performed or costs already committed as described in Section 21(b)(i) and (ii).

b)             If Sponsor is in default of its material obligations under this Agreement and/or a Program and/or a Scope, then, Fujifilm shall promptly notify Sponsor in writing of any such default.  Sponsor shall have a period of [* * *] from the date of receipt of such notice within which to cure such default; provided that if such default is not capable of being cured within such [* * *] period, on written request received within the [* * *] period with a detailed explanation of efforts that have been made and will be made to cure, [* * *], so long as Sponsor is making diligent efforts to cure.  If Sponsor fails to cure such breach [* * *], this Agreement may, at Fujifilm’s option, immediately terminate.

c)              Notwithstanding anything herein to the contrary, except for damages included in a third party claim covered by the indemnification obligations in this Agreement or arising out of, resulting from or relating to breach of Section 8 Confidentiality or Article 10 IP or other unauthorized use of the other Party’s intellectual property or Confidential information: (i)  UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE ENTITLED TO INCIDENTAL, INDIRECT, CONSEQUENTIAL OR SPECIAL DAMAGES ARISING IN CONNECTION WITH THE DEFAULT OR BREACH OF ANY OBLIGATION OF THE OTHER PARTY UNDER THIS AGREEMENT, THE SCOPE OR ANY DOCUMENTS OR APPENDICES RELATED THERETO, and (ii) EACH OF FUJIFILM’S AND SPONSOR’S MAXIMUM LIABILITY FOR DAMAGES IN CONNECTION WITH A CLAIM RELATED TO THIS AGREEMENT, REGARDLESS OF THE CAUSE OF ACTION, WILL NOT EXCEED AN AMOUNT EQUAL TO [* * *].

d)             EXCEPT AS EXPRESSLY STATED HEREIN, NEITHER PARTY PROVIDES TO THE OTHER PARTY HERETO ANY WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE CONFIDENTIAL INFORMATION, MATERIALS AND SERVICES PROVIDED HEREUNDER, AND ALL SUCH WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE ARE WAIVED.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT INCLUDING ANY SCOPE, PROGRAM PRICE AND PAYMENT SCHEDULE OR

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

QUALITY AGREEMENT, INCLUDING THE WARRANTIES AND OTHER OBLIGATIONS OF FUJIFILM, FUJIFILM MAKES NO OTHER WARRANTIES THAT THE EXECUTION OF THE SCOPE WILL RESULT IN ANY SPECIFIC QUANTITY OR QUALITY OF DRUG SUBSTANCE OR DRUG PRODUCT.

Section 15.

Dispute Resolution

a)             In the event any dispute shall arise between Sponsor and Fujifilm with respect to any of the terms and conditions of this Agreement or the Program (whether or not cross-referencing or identifying this Section 15 as the dispute procedure); then senior executives of Sponsor and Fujifilm shall meet as promptly as practicable after notice of such dispute to resolve in good faith such dispute.

b)             If Sponsor and Fujifilm are unable to satisfactorily resolve the dispute within thirty (30) days following referral to the senior executives, then such dispute shall be referred to mediation in accordance with the rules of the American Arbitration Association.  The Parties shall participate in the mediation in a good faith attempt to settle the dispute.  The mediation shall be held in the location determined by the mediator.

c)              If mediation fails to resolve the dispute within forty-five (45) days of the initial meeting pursuant to Section 15 a) above, then such dispute shall be finally settled by an arbitrator in accordance with this Section 15; provided that if the dispute relates to the scope, inventorship, validity and/or infringement of any intellectual property rights, the Parties shall litigate the dispute unless otherwise agreed in writing.  The arbitration will be held in the location determined by the arbitrator, and except as noted below, shall be conducted in accordance with the rules of the American Arbitration Association, applying the applicable substantive laws in accordance with Section 25, by a neutral arbitrator agreeable to both Parties if the dispute involves less than $1,000,000, and by a panel of three (3) neutral arbitrators if greater than that amount.  If the Parties do not agree on an arbitrator within thirty (30) days of the end of the mediation period, the American Arbitration Association shall appoint an arbitrator to hear the case in accordance with its rules. The arbitrator shall have no authority to award consequential, punitive or exemplary damages or to vary from or ignore the terms of this Agreement and shall be bound by controlling law.  Finally, notwithstanding anything to the contrary in this Agreement, at any time each of the Parties may seek judicial intervention for emergency relief, such as restraining orders and injunctions where appropriate.

d)             Subject to Section 15(e), any decision by the arbitrator shall be binding upon the Parties and may be entered as final judgment in any court having jurisdiction. The cost of any arbitration proceeding shall be borne by the Parties, as the arbitrator shall determine if the Parties have not otherwise agreed.  The arbitrator shall render their final decision in writing to the Parties.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

e)              Each Party agrees to the American Arbitration Association’s Optional Appellate Arbitration Rules, and either Party may appeal an arbitration award that has been rendered pursuant to the applicable Arbitration Rules and has become final.  Such appeal must be filed with notice given to the other side within ninety (90) days after the date of receipt by such Party of the Arbitrator’s decision.  The cost of any appellate arbitration proceeding shall be borne by the Parties, as the arbitrator shall determine if the Parties have not otherwise agreed.  The appellate arbitrators shall render their final decision in writing to the Parties.

Section 16.

Indemnification

a)             Fujifilm shall indemnify Sponsor and its affiliates and their respective officers, directors and employees from any loss, cost, damage or expense (“Loss”) from any lawsuit, action, claim, demand, assessment or proceeding (“Claim”) arising from, related to or as a result of: (i) Fujifilm’s violation of any applicable law, rule, regulation or ordinance in Fujifilm’s performance of this Agreement;  (ii) Fujifilm’s negligence, gross negligence or intentional misconduct or inaction in Fujifilm’s performance of this Agreement; (iii) Fujifilm’s violation, non-compliance or non-performance of any of the terms of this Agreement, (iv) the infringement or alleged infringement in the United States arising from Fujifilm’s performance of the services to Sponsor under this Agreement on the intellectual property rights of a third party [* * *]; and/or (v) third party personal injury or property damage to [* * *]; provided that if such Loss or Claim arises in whole or in part from Sponsor’s negligence, gross negligence or intentional misconduct or inaction, then the amount of the Loss that Fujifilm shall indemnify Sponsor for pursuant to this Section 16 shall be reduced by an amount in proportion to the percentage of Sponsor’s responsibilities for such Loss determined by a court of competent jurisdiction in a final and non-appealable decision or in a binding settlement between the Parties.

b)             Sponsor shall indemnify Fujifilm and its affiliates and their respective officers, directors and employees from any Claim and/or Loss arising from or related to: (i) Fujifilm’s proper involvement with the Sponsor Deliverables; (ii) Sponsor’s violation of any applicable law, rule, regulation or ordinance in Sponsor’s performance of this Agreement; (iii) the negligence, gross negligence or intentional misconduct or inaction of Sponsor in Sponsor’s performance of this Agreement;  (iv) the infringement or alleged infringement in the United States arising from [* * *] use of Sponsor Deliverables including the Manufacturing Process provided by Sponsor to Fujifilm in accordance with this Agreement, or the use, import, export or sale of the Drug Product in the United States, on the intellectual property rights of a third party, except to the extent falling within Section 16(a); or, (v) Sponsor’s violation, non-compliance or non-performance of any of the terms of this Agreement; or (vi) third party personal injury or property damage arising from Conforming Product or for [* * *]; provided that if such Loss or Claim arises in whole or in part from Fujifilm’s negligence, gross negligence or intentional misconduct or inaction, then the amount of such Loss that Sponsor shall indemnify Fujifilm for pursuant to this Section 16 shall be reduced by an amount in proportion to the

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percentage of Fujifilm’s responsibilities for such Loss as determined by a court of competent jurisdiction in a final and non-appealable decision or in a binding settlement between the Parties.

c)              Upon receipt of notice of any Claim which may give rise to a right of indemnity from the other Party hereto, the Party seeking indemnification (the “Indemnified Party”) shall give written notice thereof to the other Party, (the “Indemnifying Party”) with a Claim for indemnity (“Indemnity Claim”). Any delay or failure to give notice shall not discharge the duty of the Indemnifying Party to indemnify except to the extent it is prejudiced by such delay or failure.  Such Claim for indemnity shall indicate the nature of the Claim and the basis therefore.  Promptly after a Claim is made for which the Indemnified Party seeks indemnity, the Indemnified Party shall permit the Indemnifying Party, at its option and expense, to assume the complete defense of such Claim, provided that (i) the Indemnified Party will have the right to participate in the defense of any such Claim at its own cost and expense, and (ii)  the Indemnifying Party will, prior to making any settlement, consult with the Indemnified Party as to the terms of such settlement and receive approval thereof, not to be unreasonably withheld.  The Indemnified Party shall have the right, at its election, to release and hold harmless the Indemnifying Party from its obligations hereunder with respect to such Claim and assume the complete defense of the same in return for payment by the Indemnifying Party to the Indemnified Party of the amount of the Indemnifying Party’s settlement offer.  The Indemnifying Party will not, in defense of any such Claim, except with the consent of the Indemnified Party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect thereof.  After notice to the Indemnified Party of the Indemnifying Party’s election to assume the defense of such Claim, the Indemnified Party shall reasonably cooperate with the Indemnifying Party, who shall be liable to the Indemnified Party for such legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof at the request of the Indemnifying Party.  As to those Claims with respect to which the Indemnifying Party does not elect to assume control of the defense, the Indemnified Party will afford the Indemnifying Party an opportunity to participate in such defense at the Indemnifying Party’s own cost and expense, and will not settle or otherwise dispose of any of the same without the consent of the Indemnifying Party.

Section 17.

Representations and Warranties

a)             Each Party represents and warrants to the other that it has the full right and authority to enter into this Agreement and to perform in accordance with the terms and conditions set forth herein.

b)             Each Party represents and warrants to the other that neither it nor any of its officers, directors, or its employees performing services under this Agreement has been debarred, or convicted of a crime which could lead to debarment, under the Generic

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Drug Enforcement Act of 1992, 21 United States Code §§335(a) and (b) or Section 306(b)(1)(b) of the FDC Act.

c)              Each Party represents and warrants to the other Party that it has obtained and will at all times during the term of this Agreement, hold and comply with all licenses, permits and authorizations necessary to perform this Agreement as now or hereafter required under any applicable statutes, laws, ordinances, rules and regulations of the United States and any applicable foreign, state, and local governments and governmental entities.

d)             Sponsor hereby represents and warrants to Fujifilm that to the best of its knowledge, it has legal title and/or a valid license to the Cell Line, Sponsor Confidential Information and the Drug Substance necessary to conduct the Program and that to the best of its knowledge, the Sponsor Deliverables and Drug Substance when used by Fujifilm in the United States in the Manufacturing Process in accordance with this Agreement will not infringe on the intellectual property rights of a third party.

e)              Sponsor hereby represents and warrants to Fujifilm that it has the full right and authority to grant the purchase money security interest indicated in Section 5 hereof.

f)               Fujifilm represents and warrants to Sponsor that to the best of its knowledge, Fujifilm has legal title and/or a valid license to Existing Fujifilm IP necessary to conduct the Program and that to the best of its knowledge, the Existing Fujifilm IP when used in the United States will not infringe on the intellectual property rights of a third party.

g)              Fujifilm represents and warrants to Sponsor that each Production Batch of Drug Substance delivered to Sponsor hereunder: (i) was manufactured and analyzed in conformance with the [* * *], the Product Specifications and Quality Agreement; (ii) was manufactured in compliance with the requirements of cGMP and all applicable laws and regulations; (iii) was [* * *]; (iv) is not subject to [* * *]; and (v) was transferred free and clear of any liens or encumbrances of any kind to the extent arising through or as a result of the acts or omissions of Fujifilm, its Subcontractors, consultants or agents.

h)             Fujifilm represents and warrants that it lawfully controls operations in the Fujifilm Facility, and will maintain the Fujifilm Facility and ensure that any Subcontractor facility will be maintained, in accordance with cGMP and in such condition as will allow Fujifilm to manufacture the Drug Substance(s) in compliance with cGMP and in conformance with the applicable Master Manufacturing Record, Quality Agreement and all applicable statutes, laws, ordinances, rules and regulations of the United States and any applicable foreign, state, and local governments and governmental entities.

i)                 Sponsor represents and warrants to Fujifilm that the Master Cell Bank supplied to Fujifilm will, at the time of delivery, meet the sterility, mycoplasma and [* * *] specifications in the quality control documentation for such Master Cell Bank.  Provided that the foregoing representation and warranty is satisfied, Fujifilm represents and warrants to Sponsor that the Working Cell Bank generated by Fujifilm from the Master

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Cell Bank will, at the time of production and release, meet the sterility, mycoplasma and [* * *] specifications included in the quality control documentation for the Working Cell Bank.  Fujifilm represents and warrants that it will store and handle the Working Cell Bank in accordance with mutually agreed conditions to ensure that the sterility, mycoplasma and [* * *] specifications continue to be met whilst the Working Cell Bank is in Fujifilm’s possession.

Section 18.

Force Majeure

Either Party shall be excused from performing its respective obligations under this Agreement if its performance is delayed or prevented by any event beyond such Party’s reasonable control, including, but not limited to, acts of God, fire, explosion, weather, disease, war, insurrection, civil strife, riots, government action, acts of terrorism or power failure, provided that such performance shall be excused only to the extent of and during such disability. The Party subject to such event shall promptly notify the other Party of the occurrence thereof and, if known, the expected duration.  Any time specified or estimated for completion of performance in the Scope falling due during or subsequent to the occurrence of any or such events shall be automatically extended for a reasonable period of time to recover from such disability.  Fujifilm will promptly notify Sponsor if, by reason of any of the events referred to herein, Fujifilm is unable to meet any such time for performance specified or estimated in the Scope, and Fujifilm will use commercially reasonable efforts to overcome the event and [* * *].

Section 19.

Allocation of Resources

If delays in the agreed commencement or performance of the Program occur or are anticipated because of Sponsor’s request or inability to supply Fujifilm with agreed Sponsor Deliverables set forth in the applicable Program Scope required to begin or perform the Program within twenty (20) days after such agreed time, Fujifilm shall immediately notify Sponsor, and the Joint Steering Committee shall convene to determine the reasonable course of action.  If the delay shall continue for more than ten (10) business days after the Joint Steering Committee meeting without resolution, the dispute shall be escalated as provided in Section 15 and Fujifilm may reallocate resources being held for performance of the Program without incurring liability to Sponsor for the period of any anticipated delay.  In addition, upon such delay being removed or remedied, Fujifilm will use commercially reasonable efforts to promptly allocate resources to performance of the Program as set forth in the Scope.  The parties acknowledge that Fujifilm has allocated resources to the Program that may be difficult or impractical to reallocate to other programs in the event of a delay solely attributable to Sponsor’s activities.  In recognition of this, Sponsor and Fujifilm shall discuss a Change Order to compensate Fujifilm for any idled personnel or capacity not reallocated despite Fujifilm’s diligent efforts to reallocate personnel and capacity and to mitigate any loss.

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Section 20.

Use of Names

The Parties anticipate opportunities for joint or independent press releases or other announcements relating to the activities contemplated hereby.  Notwithstanding the foregoing, neither Party shall use the name of the other Party or the names of the employees of the other Party in any advertising or sales promotional material or in any publication without prior written permission of such Party.  Such consent may not be unreasonably withheld.

Section 21.

Term/Termination

a)             This Agreement shall take effect on the date first written above and continue in effect for a period of ten (10) years.  Each Program and Scope shall remain in effect from the date of its execution by both Parties until Completion of the Program or Scope or termination of the Program or Scope as provided in this Section 21.

b)             In addition to the termination rights set forth in Section 14, Sponsor may at any time terminate this Agreement, or any Program, Scope or Run prior to Completion by giving thirty (30) days written notice to Fujifilm. In the event Sponsor elects to terminate for convenience under this Section 21(b) or in the event that Fujifilm rightfully terminates this Agreement pursuant to Section 14, Sponsor shall pay Fujifilm upon receipt of Fujifilm’s invoice and Fujifilm’s compliance with Section 21(h), the following amounts:

(i)          All amounts owed for work Completed but not yet invoiced; plus

(ii)         All unpaid third party costs incurred, or committed and non-cancelable, for Process Consumables, provided that Fujifilm shall use its commercially reasonable efforts to cancel open orders or return any unused Process Consumables; plus if applicable

(iii)        A termination fee calculated as follows, which shall be [* * *] for any particular [* * *] based on the duration between the date of Sponsor’s notice to Fujifilm and the Start Date of such Run, as follows:

(1)  For cancellation more than [* * *] in advance of [* * *];

(2)  For cancellation during the [* * *] period but more than [* * *] in advance of [* * *]; and

(3) For cancellation during the [* * *] period but more than [* * *] in advance of [* * *]; and

(4)  For cancellation during the [* * *] period but more than [* * *] in advance of or during [* * *].

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(5) For cancellation during the [* * *] period in advance of or during [* * *].

(6)  [* * *] are due for cancellation of [* * *] or other [* * *] prior to commencement of Demonstration Batch.  Following commencement of [* * *], the cancellation fee for the [* * *] shall be [* * *]. Upon cancellation of all other Non-Manufacturing activities, other than process characterization, scheduled post [* * *], Sponsor shall pay [* * *] as set forth in the Scope or [* * *], less in each case any prepaid fees and expenses for such activities, unless otherwise specified in applicable Scope.

(7) [* * *], and the remaining after offset against payments as provided in [* * *] shall be applied by Fujifilm against any [* * *] under Section 21(b)(iii).

c)              No cancellation fees are due in the event of any of the following:

(i)                   [* * *].

(ii)              if Sponsor cancels for material breach by Fujifilm under Section 14 or as the non-affected Party in Section 21(d) or under Section 21(e); or

(iii)           [* * *]; or

(iv)            [* * *] for this reason.

d)             The non-affected Party shall have the right to terminate a Program, Scope, Run or this Agreement without penalty, including without payment of any termination fee, by providing written notice thereof to the affected Party, such termination to be effective [* * *] from the date of such notice, if, as a result of a force majeure event (as described in Section 18), an affected Party is unable fully to perform its obligations under the Program, Scope, Run or this Agreement for any consecutive period of [* * *].

e)              Further, if any change in circumstance occurs during the term to make the warranty in [* * *] inaccurate, Fujifilm shall notify Sponsor in writing immediately, including a reasonably detailed explanation, and Sponsor shall have the right to immediately terminate this Agreement or the affected Run, Scope or Program, without penalty.

f)               The expiration or termination of a Scope or this Agreement for any reason shall relieve neither Party of its obligation to the other for obligations in respect of:  (i) confidentiality of information; (ii) consents for advertising purposes and publications; (iii) indemnification; (iv) inventions and patents; (v) compensation for services performed (vi) dispute resolution, and (vii) the following provisions shall survive the termination or expiration of this Agreement: Sections 1(h), 1(j), 3, 8, 9, 10 (except “New IP” for the provision of Section 10(a) with respect to the cases set out in section 10(a)(3) and 10(a)(4) will not survive after the termination or expiration of this Agreement so long as Fujifilm does not practice, infringe or misappropriate Sponsor intellectual property rights; provided that Section 10 shall survive as to all New IP arising under Section 10(a)(3)

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and/or 10(a)(4) during the term of this Agreement), 11, 12, 15, 16, 17, 20, 21(f), and 25 through 28 (inclusive) and the Definitions.  In addition:

(i)                                     On expiration or termination of this Agreement any advanced payments made by Sponsor shall be applied to the total amounts then earned and due under the [* * *] (as amended to include any executed Change Orders) and as listed in Section 21(b) and any prior unpaid, undisputed invoice amounts.  Fujifilm shall provide a complete final accounting within [* * *] after expiration or termination of this Agreement.  Any remaining balance will be returned to Sponsor along with such accounting, and any balance due shall be paid to Fujifilm within [* * *] after receipt of invoice, in each case following Completion of the initiated or scheduled activities (if Sponsor elects to continue such activities under the terms of this Agreement after expiration or termination) and written reconciliation of Program activities and wind-down plan subject to agreement in a Change Order that shall be prepared by Alliance Managers upon termination or expiration.

(ii)                                  Unless otherwise agreed by the Parties in writing, within [* * *] following expiration or termination of a Scope, Fujifilm shall promptly (except as may be needed to complete any Runs that are in process, if Sponsor elects to continue such activities under this Agreement after expiration or termination of a Scope) at Sponsor’s sole cost and expense (i) return (or, at Sponsor’s written election, destroy) all quantities of the all quantities of the Master Cell Bank, Working Cell Bank, Master [* * *] Bank and Working [* * *] Bank received or generated by Fujifilm under this Agreement, and (ii) deliver to Sponsor all reference materials being held by Fujifilm or its Subcontractors, (iii) deliver all remaining Process Consumables and works-in-process to Sponsor, and (iv) deliver all Completed Product and other deliverables.

(iii)                               Upon expiration or termination of a Scope or at any time upon written request of Sponsor, within [* * *], Fujifilm shall return to Sponsor any or all Sponsor Confidential Information received in tangible form in connection with the Scope, except for a single copy and/or sample which may be retained in a secure environment solely for purposes of determining Fujifilm’s obligations hereunder and which shall remain subject to the obligations of nonuse and confidentiality set forth in this Agreement.

(iv)                              Upon expiration or termination of a Scope or at any time upon written request of Fujifilm, within [* * *], Sponsor shall return to Fujifilm any or all Fujifilm Confidential Information, (for clarity, Work Output is Sponsor Confidential Information), received in tangible form in connection with the Scope, except for a single copy and/or sample which may be retained in a secure environment solely for purposes of determining Sponsor’s obligations hereunder and which shall remain subject to the obligations of nonuse and confidentiality set forth in this Agreement.

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(v)                                 Fujifilm shall make all Designated Equipment associated with the Scope available for transfer to Sponsor, at Sponsor’s sole cost and expense, within [* * *] following expiration or termination of this Agreement.  Sponsor shall be responsible for making all arrangements to recover the Designated Equipment.

(vi)                              Within [* * *] after termination or expiration of a Scope or this Agreement as applicable, an officer of Fujifilm and an officer of Sponsor shall certify compliance with this Section 21(f).

Section 22.

Program Management.

a)             Joint Steering Committee.  Effective on the Effective Date, Sponsor and Fujifilm shall establish a Joint Steering Committee (the “Joint Steering Committee”) comprised of three (3) representatives designated by Sponsor and three (3) representatives designated by Fujifilm, each of whom shall have experience and seniority sufficient to enable him or her to make decisions on behalf of the party he or she represents.

b)             Alliance Managers.  Each party shall appoint one person to serve as an Alliance Manager (each, an “Alliance Manager”) with responsibility for overseeing the day-to-day activities of the parties with respect to the Program and for being the primary point of contact between the parties with respect to the Program.  The Fujifilm customer Project Leader will serve as the Fujifilm Alliance Manager.  The Alliance Managers shall report to the Joint Steering Committee.

c)              Replacement of Joint Steering Committee Representatives and Alliance Managers.  Each party shall be free to replace its representative members on the Joint Steering Committee or its Alliance Manager with new appointees who have authority to act on behalf of such party, on notice to the other party.

(d)         Responsibilities of Joint Steering Committee.  The Joint Steering Committee shall be responsible for overseeing and directing the parties’ interaction and performance of their respective obligations under this Agreement.  Without limiting the generality of the foregoing, its duties shall include:

(i)             Monitoring the performance of the Program;

(ii)          Resolving disagreements that arise under the Agreement; and

(iii)       Determining the need for and terms of any Change Orders.

e)              Meetings.  The Joint Steering Committee shall meet at such times as the Joint Steering Committee determines to resolve issues arising hereunder and to perform its responsibilities under this Agreement, provided that the Joint Steering Committee shall meet not less than four (4) times per calendar year unless otherwise mutually agreed.  Such meetings may be in person or by telephone as agreed by the Joint Steering Committee.  To the extent that meetings are held in person, they shall alternate between

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the offices of the parties unless the parties agree otherwise.  The Alliance Managers shall attend all meetings of the Joint Steering Committee.  The objective of the Joint Steering Committee is that all decisions shall be unanimous.  In addition, the Vice President of Development for Sponsor and the Vice President of Business Development of Fujifilm, or designated Fujifilm Program sponsor, shall convene on a monthly basis in person or by teleconference to discuss any issues, problems or other matters that cannot be resolved by the Parties’ Alliance Managers as well as to monitor the general progress of the Program.

f)               Administration.  The chairperson of the Joint Steering Committee shall be designated every six months on an alternating basis between the parties.  The initial chairperson will be selected by Fujifilm.  The chairperson shall be responsible for calling meetings, sending notices of meetings and for leading such meetings.

g)              Minutes.  Within [* * *]  after each Joint Steering Committee meeting, the Alliance Manager for the party whose representative chaired the Joint Steering Committee meeting shall prepare and distribute minutes of the meeting, which shall provide a description in reasonable detail of the discussions had at the meeting and a list of any actions, decisions or determinations approved by the Joint Steering Committee.  Minutes shall be approved or disapproved and revised, as necessary, at the next meeting.  Final minutes shall be distributed to the members of the Joint Steering Committee.

h)             Dispute Resolution.  In the event that the Joint Steering Committee cannot reach agreement with respect to any material issue, then the issue shall be resolved in accordance with the dispute resolution provisions in Section 15.

i)                 Limitations.  The Joint Steering Committee is not empowered to amend the terms of this Agreement.

Section 23.

Assignment

This Agreement shall not be assigned in whole or in part by either Party without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.  Any attempt to assign this Agreement without such consent shall be void and of no effect.  Notwithstanding the foregoing, either Party shall be entitled, without the prior written consent of the other Party, to assign all or a part of its rights under this Agreement to an affiliate, or to assign all of its rights under this Agreement to a purchaser of all or substantially all of its assets, or an entity with which it may merge where it is not the surviving company, provided that in each case within [* * *]  after the closing, the affiliate, purchaser or the assignee agrees in writing to assume all obligations undertaken by its assignor in this Agreement.  No assignment shall relieve the assigning Party of responsibility for the performance of any of its obligations hereunder.  The terms of this Agreement shall inure to the benefit of successors and assigns.

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Section 24.

Notice

All notices to be given as required in this Agreement shall be in writing and shall be delivered personally, sent by telecopies, or mailed either by a reputable overnight carrier or first class mail, postage prepaid to the Parties at the addresses set forth below or such other addresses as the Parties may designate in writing.  Such notice shall be effective on the date sent, if delivered personally or sent by telecopier, the date after delivery if sent by overnight carrier and on the date received if mailed first class.

If to Sponsor:

President

Genocea Biosciences, Inc.

Cambridge Discovery Park

100 Acorn Park Drive, 5th floor

Cambridge, MA 02140

Tel: 617-876-8191

Fax: 617-876-8192

If to Fujifilm:

President

Fujifilm Diosynth Biotechnologies

101 J. Morris Commons Lane

Morrisville, NC 27560

P:  919-337-4404

F:  919-337-0899

With copies to:

General Counsel

Fujifilm Diosynth Biotechnologies

Belasis Avenue, Billingham, TS23 1LH, United Kingdom

F: +44 1642 364463

Assistant General Counsel

FUJIFILM Holdings America Corporation

200 Summit Lake Drive

Valhalla, New York 10595-1356

F: 914-789-8514

Section 25.

Choice of Law

a)             This Agreement shall be construed and enforced in accordance with the laws of and in the venue of the State of Delaware except for its rules regarding conflict of laws. Subject to

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Section 15, all actions related to or arising out of this Agreement shall be brought in the state or federal courts located in Delaware, and each Party submits to the exclusive jurisdiction of such courts, except that the U.S. Court of Appeals for the Federal Circuit, or similar non-U.S. tribunal for patent matters outside the United States, shall have exclusive jurisdiction with regard to the inventorship, scope or validity of any patent rights.

b)             Each recipient Party agrees that the disclosing Party might be irreparably injured by an actual or threatened material breach of Section 8 and/or Section 10 of this Agreement by the recipient Party, and without prejudice to any other rights and remedies otherwise available to the other Party, the recipient Party agrees, upon proof of any such actual or threatened material breach, to the granting of equitable relief, including injunctive relief and specific performance, in the other Party’s favor without proof of actual damages or posting of bond or other security, subject to the court’s discretion.

Section 26.

Waiver/Severability

No waiver of any provision of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or be construed as a further or continuing waiver of any such provision, or of any other provision or condition of this Agreement.  If any provisions hereof shall be determined to be invalid or unenforceable, the validity and effect of the other provisions of this Agreement shall not be affected thereby.

Section 27.

Nonsolicitation

For the term of this Agreement, and for [* * *] following termination of this Agreement, for any reason, neither Sponsor nor Fujifilm nor any of their employees or agents shall, directly or indirectly, solicit, hire, or attempt to solicit or hire, any employees of the other who were involved in the Program, unless otherwise approved by the other Party; provided that nothing herein shall restrict either Party from indirectly soliciting any such employees or agents by general employment advertising or third party employment agencies.

Section 28.

Entire Agreement; No implied Rights; Interpretation; Modification/Counterparts

a)             This instrument including the attached Appendices sets forth the entire agreement between the Parties hereto with respect to the performance of the Program by Fujifilm for Sponsor and the other subject matter hereof and as such, supersedes all prior and contemporaneous negotiations, agreements, representations, understandings, and commitments with respect thereto , including the CDA as to Confidential Information exchanged after the Effective Date of this Agreement; and shall take precedence over all terms, conditions and provisions on any purchase order form or form of order acknowledgment or other document purporting to address the same subject matter.  Except as expressly provided in Section 10 hereof, no right or license, either express or implied, is granted under any intellectual property right or by virtue of the disclosure of

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Confidential Information under this Agreement, or otherwise. Nothing in this Agreement shall be construed to limit a Party’s remedies for use of its intellectual property or materials by the other Party outside of the use expressly permitted herein.  The terms of this Agreement Sections 1 through 28 shall prevail in the event of a conflict between this Agreement Sections 1 through 28 and any of its Appendices. All headings in this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.  The term “includ(ing)(e/es)” and correlatives means “includ(ing)(e/es) without limitation.” This Agreement shall not be waived, released, discharged, changed or modified in any manner except by an instrument signed by the duly authorized officers of each of the Parties hereto, which instrument shall make specific reference to this Agreement and shall express the plan or intention to modify same.

b)             This Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument. A PDF signature document shall be deemed to be and shall be as effective as an original signature document.

c)              This Agreement becomes effective and binding on both Parties on and as of the last date that the Parties hereto have executed this Agreement.  Should terms contained herein be at variance with the terms and conditions specified in Sponsor’s written acceptance, then the terms and conditions contained herein take precedence.

Genocea Biosciences, Inc.		FUJIFILM Diosynth Biotechnologies U.S.A., Inc.

By:	/s/ William D. Clark	By:	/s/ M.E. Meeson

Name:	William D. Clark	Name:	M.E. Meeson

Title:	President and CEO	Title:	Senior Vice President of Finance

Date:	2/28/14	Date:	2/26/14

FUJIFILM Diosynth Biotechnologies U.S.A., Inc.

		By:	/s/ Stephen Spearman

		Name:	Stephen Spearman

		Title:	President

		Date:	2/26/14

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APPENDICES:

Appendix 1-A: Scope of Work

Appendix 2: Quality Agreement

Appendix 3-A: Price and Payment Schedule

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APPENDIX 1-A

Scope of Work for Phase 2 Manufacturing of

[* * *]

Genocea Biosciences, Inc.

Cambridge Discovery Park, 100 Acorn Park Drive, 5th Floor, Cambridge, MA 02140

FUJIFILM Diosynth Biotechnologies U.S.A., Inc.

101 J. Morris Commons Lane Morrisville, North Carolina 27560

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.  WHERE THIRTY-SIX PAGES OF MATERIAL HAVE BEENOMITTED, THE REDACTED MATERIAL IS MARKED WITH [†].

[†]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Appendix 2

FUJIFILM Diosynth Biotechnologies — Genocea Biosciences, Inc.

Clinical Material Manufacturing Quality Agreement

Table of Contents

GENERAL INFORMATION	39
SIGNATURES	40
QUALITY RESPONSIBILITIES TABLE	41
ATTACHMENTS	42
ATTACHMENT A — BATCH PACKET DOCUMENTATION	42
ATTACHMENT B — MASTER DOCUMENTS	43
ATTACHMENT C — PRODUCT LIST	44
ATTACHMENT D — DEFINITIONS	45

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FUJIFILM Diosynth Biotechnologies — Genocea Biosciences, Inc.

Clinical Material Manufacturing Quality Agreement

General Information

This Quality Agreement outlines the roles, responsibilities and time requirements with respect to the Quality Assurance of the Intermediate and/or Drug Substance produced by FUJIFILM Diosynth Biotechnologies U.S.A., Inc. (referred to in this Quality Agreement as “Fujifilm”) or FUJIFILM Diosynth Biotechnologies UK Limited (FDBK)  (collectively referred to as FFDB) for Genocea Biosciences, Inc. (here within known as “Sponsor”) and fulfils the requirements as outlined in ICH Q7 Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients.  In addition, Fujifilm may perform [* * *] as outlined within the Agreement.  The product(s) covered by this Quality Agreement are listed in Attachment C.

The Quality Agreement is an appendix to the Bioprocessing Services Agreement (Agreement) executed by Sponsor and Fujifilm.

Unless otherwise defined specifically in this Quality Agreement, all general terms used herein will be interpreted in accordance with the definitions provided in the Agreement.  Any terms not so defined will be interpreted with the definitions so stated in ICH Q7 or 21 CFR Parts 210, 211, 600, & 610.

The Authorized Quality Representatives will resolve any disputes or conflicts relating to this Quality Agreement in a timely and equitable manner and in compliance with all applicable quality and regulatory requirements.  Such resolutions shall be [* * *] by the Authorized Quality Representatives of each company.  If any issue remains unresolved for more than twenty (20) business days, the senior corporate Quality officials from each company should be contacted to resolve this issue.  In the event the parties fail to reach agreement on such issue within thirty (30) calendar days after notice is provided to the senior corporate Quality officials, then such dispute shall be resolved according to the provisions as detailed in the Agreement.

All communication affecting the contents of this Quality Agreement will be between the Authorized Quality Representatives, as set forth below:

For Sponsor:                                     Matthew Curtis, Director of Regulatory Affairs

For FFDB:                                                 David Patterson, Sr. Vice President, Quality Operations

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Signatures

Sponsor Authorized Quality Assurance Representative

By:	/s/ Matthew Curtis	Date:	2/28/14
(Signature)

Name: Matthew Curtis		Tel.: [* * *]
Cell: [* * *]
Email: [* * *]

Address:	Genocea Biosciences
Cambridge Discovery Park
100 Acorn Park Drive, 5th Floor
Cambridge, MA 02140

FFDB Authorized Quality Assurance Representative

By:	/s/ David Patterson	Date:	2/26/14
(Signature)

Name:	David Patterson	Tel.:	[* * *]
		Email:	[* * *]

Address:	FUJIFILM Diosynth Biotechnologies U.S.A., Inc.
101 J. Morris Commons Lane
Morrisville, North Carolina, USA, 27560

Confidential

40

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Quality Responsibilities Table

The responsible party is denoted by

Description	FFDB (time frame)	Sponsor (time frame)
[•]

41

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Attachments

Attachment A — Batch Packet Documentation

[* * *]

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Attachment B — Master Documents

Master Documents include:

[* * *]

Master Documents requiring Sponsor review and approval:

[* * *]

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Attachment C — Product List

Product	Site
[* * *]

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Attachment D — Definitions

API	Active Pharmaceutical Ingredient, may be used interchangeably with Drug Substance.

Approved Supplier	A supplier who has met minimum approval standards and who has been approved to provide required items or services that may impact product quality.

Authorized Quality Representatives

An individual named within the Quality Agreement with the authority to resolve any disputes or conflicts relating to this Quality Agreement in a timely and equitable manner and in compliance with all applicable quality and regulatory requirements.

Batch

A specific quantity of material produced in a process or fraction of a process. Batches are defined as the material represented at the end of the intermediate processing steps or the material represented at the end of the processing step for API.

cGMP

Current Good Manufacturing Practices pursuant to (a) the U.S. Federal Food, Drug and Cosmetics Act as amended (21 USC 301 et seq.), (b) U.S. regulations in Title 21 of the U.S. Code of Federal Regulations Parts 210, 211, 600 and 610 (c) the EC Guide to Good Manufacturing Practice for Medicinal Products, v.4, including relevant sections of DIR 2003/94/EC, and (d) International Conference on Harmonization (ICH) Guidance for Industry Q7 Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients.

Complaint

Any written, electronic, or oral communication by the Customer, Sponsor, or other source (e.g. fill finish manufacturing site) outside of the FFDB which expresses dissatisfaction related to the identity, strength, quality, purity, safety or effectiveness of a product manufactured by FFDB after it is dispositioned or released. This includes suspected tampering, counterfeiting or diversion.

Critical Raw Materials

Raw materials that comprise final formulation components and / or that combine structurally or chemically with the product (i.e. excipient), which has the potential to influence the properties (safety, immunogenicity) of the product.

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Deviation

An unplanned event requiring investigation which 1) may affect the quality or compliance status of the product, process materials, equipment or facility involved or 2) may not be in alignment with regulatory submissions.

Disposition	A recommendation given by FFDB Quality on the suitability of the Intermediate or Drug Substance for further processing.

Drug Product	The dosage form in the final immediate packaging intended for clinical use.

Drug Substance or DS

Any substance or mixture of substances intended to be used in the manufacture of a drug (medicinal) product and that, when used in the production of a drug, becomes an active ingredient of the Drug Product. Such substances are intended to furnish pharmacological activity or other direct effect on the diagnosis, cure mitigation, treatment, or prevention of disease or to affect the structure and function of the body.

Process Consumables

Process Consumables include any disposable equipment or equipment parts or Raw Material used in the manufacture of an intermediate or Drug Substance that do not themselves participate in a chemical or biological reaction. Such other materials include: [* * *].

Product	Any (a) API/Drug Substance, or (b) Drug Product comprised of API/Drug Substance, or (c) intermediate(s) of (a) or (b) , in each case as specified in the applicable Scope.

Raw Material

Any ingredient intended for use in the manufacture of an intermediate or API, including those that may not appear in the final formulation. These include chemicals used directly and/or indirectly in the manufacturing process.

Statement of Compliance

A FFDB QA Disposition of Product Statement stating that a specific Batch of Drug Substance complies with all Product, GMP and regulatory requirements and is signed by an authorized representative of FFDB.

Test Methods	Methods used for QC testing, including Standard Test Methods and Compendial Methods.

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APPENDIX 3-A: PROGRAM PRICE AND PAYMENT SCHEDULE

PHASE II PROGRAM PRICE

Activities	Estimated Budget
[☼]

Pricing Assumptions:

•                  [* * *]

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ADDITIONAL SERVICES - ESTIMATES

Other Program Services - Activities	Estimated Budget 1st Antigen	Estimated Budget 2nd Antigen
[* * *]	[* * *]

Estimate for Raw Materials/Consumables (for budgetary purpose only)

•                  [* * *]

•                  [* * *]

If needed, the cost of any capital expenditures necessary to transfer the process to Fujifilm will be communicated to Sponsor.  At this time no capital expenditure is anticipated for this program.

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PAYMENT SCHEDULE

Reservation Fee

Activity/Milestone	Payment	Reservation Fee Credit	Net Payment	Estimated Invoice Date

[*****]